Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-186361 on Form S-8 of our report dated June 19, 2018, which appears in this Annual Report on Form 11-K of the Latrobe Steel Company Voluntary Investment Program for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
June 19, 2018